Exhibit 99.1

Radiation Therapy Services Reports Strong Fourth Quarter and
Year-End 2004 Results

- Provides Estimates For 2005 -

          Fourth Quarter 2004 Highlights

                    *     Income before income taxes grew 95.8% to $8.3 million from 2003

                    *     Total revenues grew 30.0% to $45.6 million from fourth quarter 2003

                    *     Same practice revenues increased 21.6% from 2003

                    *     Appointed two new directors; creating board comprised of majority independent directors

          FORT MYERS, Fla., Feb. 14 /PRNewswire-FirstCall/ -- Radiation Therapy Services, Inc. (Nasdaq: RTSX), a provider of radiation therapy services to cancer patients, today announced financial results for the fourth quarter and year ended December 31, 2004.

          Total revenues for the fourth quarter were $45.6 million, an increase of 30.0% from $35.1 million in the same quarter of 2003.  Fee for service revenues, or revenues generated from services where the Company bills patients directly, principally at freestanding treatment centers, were $42.9 million. Other revenues, or revenues generated from services where Radiation Therapy bills the hospital for services provided, were $2.7 million.

          Income before income taxes for the fourth quarter 2004 was $8.3 million, an increase of 95.8% from $4.3 million reported in the same period of 2003. Net income for the fourth quarter 2004 was $5.0 million, compared to fourth quarter 2003 net income of $4.3 million. Fourth quarter 2003 net income excludes income taxes as the Company maintained its Subchapter S Corporation status prior to the June 2004 initial public offering (IPO).  On a pro forma basis factoring in the impact of income taxes, the fourth quarter 2003 net income was $2.6 million or $0.14 diluted earnings per share.  Fourth quarter 2004 diluted earnings per share was $0.22.

          Total revenues for the year ended December 31, 2004 were $171.4 million, an increase of 23.6% from $138.7 million for the year ended 2003.  Income before income taxes for the year ended December 31, 2004 was $32.3 million, an increase of 35.0% from $23.9 million reported for the year ended 2003.

          Net income for the year ended December 31, 2004 was $8.8 million compared to $23.9 million for the year ended 2003. Net income for the full year 2004 includes a $17.6 million non-cash income tax expense in the second quarter, which was related to the conversion to a C Corporation in conjunction with the IPO. Excluding the same non-cash income tax expense, and including pro forma tax expense using a 40% tax rate for the year, pro forma diluted net income per share for the year ended December 31, 2004 was $0.92.

          “We are pleased that our fourth quarter results exceeded our expectations. Implementation of new technologies across our regional networks, including two pilot programs for respiratory gating underway in our Southwest Florida facilities, resulted in same practice revenue increasing 21.6%, compared with 2.7% in the fourth quarter of last year.  While we experienced growth across the majority of our centers, our Port Charlotte treatment center experienced a decline in daily treatments due to the significant damage to the community caused by Hurricane Charley and the aftermath impact on the return of seasonal residents,” said Dr. Daniel Dosoretz, President and Chief Executive Officer.

          Radiation Therapy generated $28.2 million in net cash from operations in the year ended 2004. Total capital expenditures, including capital lease obligations, for the full-year 2004 were $23.2 million, compared to $14.8 million in the year ended 2003.  The Company’s days sales outstanding (DSO) for the fourth quarter were 53 days compared to 57 days in the same quarter of 2003.  Outstanding debt at the end of the fourth quarter totaled $66.1 million.

          For the fourth quarter 2004, Radiation Therapy reported 1,079 external beam treatments per day at its 46 freestanding centers, a 15.6% increase from the same period of last year.  In November, Radiation Therapy opened a de novo radiation treatment center in Rhode Island.  During the quarter, the implementation of an IMRT program was completed in the New Jersey regional network.  At the end of the fourth quarter, the Company performed radiation therapy services at 10 hospital-based treatment centers.

          For the full year 2005, the Company estimates revenues will be in the range of $178 million to $195 million and diluted earnings per share to be in the range of $0.92 to $1.00.  For the first quarter 2005, the Company estimates revenues will be in the range of $47 million to $50 million and diluted earnings per share to be in the range of $0.28 to $0.30. These projections are estimates only and actual performance could differ.

          Management will host a conference call tomorrow at 9:00 a.m. EST.  A live Web cast of the conference call will be available online on the Company’s corporate Web site at http://www.rtsx.com.  The dial-in numbers are (800) 289-0572 for domestic callers, and (913) 981-5543 for international callers.  The reservation number for both is 7014794.  After the live Web cast, the call will remain available on Radiation Therapy’s Web site for one year.  In addition, a telephonic replay of the call will be available until March 1, 2005.  The replay dial-in numbers are (888) 203-1112 for domestic callers and (719) 457-0820 for international callers.  Please use reservation code 7014794.

          About Radiation Therapy Services
          Radiation Therapy Services, Inc., which operates treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients.  The Company’s 56 treatment centers are clustered into 19 regional networks in ten states, including Alabama, Delaware, Florida, Kentucky, Maryland, Nevada, New Jersey, New York, North Carolina and Rhode Island.  The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site http://www.rtsx.com.

This release may contain forward-looking statements about the Company’s future plans, expectations and objectives.  Words such as “may,” “will,”“expect,” “intend,” “anticipate,” “plan,” “believe,” “seek,” “could” and “estimate” and variations of these words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to those risk factors described in the “Risk Factors” section and other information in the Company’s recent quarterly reports on Form 10-Q, the Company’s annual report on Form 10-K for the year ended December 31,2004, as well as the Company’s other filings with the S ecurities and Exchange Commission which are available on the SEC’s website at http://www.sec.gov.  Readers of this release are cautioned not to place undue reliance on forward-looking statements.  The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

          Contacts:
          Dave Koeninger
          Chief Financial Officer
          Radiation Therapy Services, Inc.
          239-931-7282
          dkoeninger@rtsx.com

          Investors/Media:
          Denise Roche/Greg Tiberend
          The Ruth Group
          646-536-7008/7005
          droche@theruthgroup.com
          gtiberend@theruthgroup.com

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	(unaudited)
	2004	2003	2004	2003

Net patient service revenue	$42,898	$32,737	$161,349	$129,197
Other revenue	2,719	2,341	10,024	9,483
Total revenues	45,617	35,078	171,373	138,680
Salaries and benefits	23,513	18,603	87,059	72,146
Medical supplies	1,049	598	3,609	2,226
Facility rent expense	1,248	1,257	5,198	4,479
Other operating expenses	1,959	2,169	7,561	8,690
General and administrative expenses	5,159	5,011	19,671	16,400
Depreciation and amortization	1,930	1,422	6,727	5,074
Provision for doubtful accounts	1,673	901	5,852	3,375
Interest expense, net	793	544	3,435	2,053
Impairment loss	—	284	—	284
Total expenses	37,324	30,789	139,112	114,727
Income before minority interests	8,293	4,289	32,261	23,953
Minority interests in net losses (earnings) of consolidated entities	50	(28)	55	(7)
Income before cumulative effect of change in accounting principle and income taxes	8,343	4,261	32,316	23,946
Cumulative effect of change in accounting principle	—	—	—	—
Income before income taxes	8,343	4,261	32,316	23,946
Income tax expense	3,330	—	23,500	—
Net income	5,013	4,261	8,816	23,946
Other comprehensive income:
Unrealized gain (loss) on derivative interest rate swap agreement	9	23	46	(37)
Comprehensive income	$5,022	$4,284	$8,862	$23,909
Net income per common share outstanding - basic	$0.22	$0.25	$0.43	$1.41
Net income per common share outstanding - diluted	$0.22	$0.23	$0.42	$1.30
Weighted average shares outstanding:
Basic	22,466	16,962	20,292	16,974
Diluted	23,041	18,411	21,032	18,471
Unaudited Pro forma income data:
Income before income taxes, as reported		$4,261	$32,316	$23,946
Pro forma income taxes		1,704	12,927	9,579
Pro forma net income		$2,557	$19,389	$14,367
Pro forma net income per common share outstanding - basic		$0.15	$0.96	$0.85
Pro forma net income per common share outstanding - diluted		$0.14	$0.92	$0.78

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,

	2004	2003

ASSETS
Current assets:
Cash and cash equivalents	$5,019	$2,606
Marketable securities, at market	2,400	—
Accounts receivable, net	25,834	22,816
Income taxes receivable	364	—
Prepaid expenses	2,882	2,921
Current portion of notes receivable from related parties	—	122
Current portion of lease receivable	653	597
Inventories	1,065	802
Other	680	1,136
Total current assets	38,897	31,000
Notes receivable from related parties, less current portion	—	540
Lease receivable, less current portion	1,230	1,883
Equity investments in joint ventures	1,422	1,229
Property and equipment, net	83,380	65,569
Goodwill, net	35,442	24,915
Intangible assets, net	1,328	718
Other assets	6,797	2,431
Total assets	$168,496	$128,285
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,955	$3,464
Accrued expenses	9,482	11,866
Deferred income taxes	2,383	—
Current portion of long-term debt	9,620	8,065
Total current liabilities	24,440	23,395
Long-term debt, less current portion	56,483	51,746
Other long-term liabilities	710	610
Deferred income taxes	15,417	—
Minority interest in consolidated entities	4,104	1,561
Total liabilities	101,154	77,312
Shareholders’ equity
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 75,000 shares authorized, 22,489 and 17,282 shares issued and outstanding at December 31, 2004 and 2003, respectively	2	2
Additional paid-in capital	69,686	16,616
Retained (deficit) earnings	(588)	37,037
Notes receivable from shareholders	(1,767)	(2,645)
Accumulated other comprehensive (loss) income, net of tax	9	(37)
Total shareholders’ equity	67,342	50,973
Total liabilities and shareholders’ equity	$168,496	$128,285

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,

	2004	2003

Cash flows from operating activities
Net Income	$8,816	$23,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,474	4,920
Amortization	253	154
Write down of machine parts inventory	1,223	—
Deferred income tax provision	17,800	—
Stock based compensation	408	—
Loss on investment	—	—
Impairment loss on goodwill	—	284
Cumulative effect of change in accounting principle	—	—
Provision for bad debts	5,852	3,375
Loss on the sale of property and equipment	92	16
Unrealized gain on interest rate swap agreements	—	—
Minority Interests in net (losses) earnings of consolidated entities	(55)	7
Write off of loan costs	336	—
Equity interest in net income of joint ventures	(193)	(9)
Changes in operating assets and liabilities:
Accounts receivable	(8,870)	(8,044)
Income taxes receivable	(364)	—
Inventories	(263)	15
Prepaid expenses	30	(1,396)
Accounts payable	(993)	1,467
Accrued expenses	(2,347)	2,551
Net cash provided by operating activities	28,199	27,286
Cash flows from investing activities Purchase of property and equipment	(16,918)	(9,791)
Acquisition of radiation centers	(8,069)	(12,078)
Proceeds from the sale of property and equipment	951	1,459
(Issuance) receipts of principal payments on notes receivable from shareholders	662	(662)
Purchases of marketable securities, net	(2,400)	—
Change in lease receivable	597	455
Change in other assets	(56)	(124)
Net cash used in investing activities	(25,233)	(20,741)
Cash flows from financing activities Proceeds from issuance of debt	59,100	13,700
Principal repayments of debt	(61,331)	(10,857)
Proceeds from public offering of common stock, net of expenses	46,781	—
Proceeds from issuance of common stock	38	50
Proceeds from investment by minority interest holder in consolidated enitities	—	—
Purchase of treasury stock	—	—
Proceeds from exercise of stock options	2,316	1,009
Payments of notes receivable from shareholders	878	359
Distributions to shareholders	(46,441)	(12,130)
Payments of loan costs	(1,894)	(364)
Net cash used in financing activities	(553)	(8,233)
Net increase (decrease) in cash and cash equivalents	2,413	(1,688)
Cash and cash equivalents, at beginning of period	2,606	4,294
Cash and cash equivalents, at end of period	$5,019	$2,606
Supplemental disclosure of cash flow information
Interest paid	$3,995	$2,473
Income taxes paid, net	$5,975	$—
Supplemental disclosure of non-cash transactions Recorded capital lease obligations related to the acquisition of equipment	$6,297	$5,014
Recorded non-cash contribution of capital by minority interest holder	$2,598	$—
Recorded capital lease obligations related to the acquisition of radiation center assets	$2,226	$—
Recorded obligation related to the acquisition of radiation center assets	$274	$—
Issuance of common stock for the acquisition of Devoto Construction, Inc.	$3,528	$—
Recorded related party payable relating to construction in process and building	$310	$—
Recorded lease receivable related to assets under capital lease	$—	$85
Issuance of promissory note plus accrued interest for purchase of shares	$—	$521
Cancellation of notes receivable from shareholder for purchase of treasury stock	$—	$710

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
KEY OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,			For The Year Ended December 31,

	2004	2003	% Change	2004	2003	% Change

External beam treatments per day - freestanding centers	1,079	933	15.6%	1,052	905	16.2%
Percentage change in external beam treatments per day - freestanding centers - same practice basis	3.4%	-4.5%		1.8%	-1.4%
Percentage change in total revenues - same practice basis	21.6%	2.7%		14.0%	22.2%
Regional networks at period end	19	17	11.8%
Treatment centers - freestanding	46	40	15.0%
Treatment centers - hospital	10	11	-9.1%
	56	51	9.8%
Days sales outstanding for the quarter	53	57

SOURCE  Radiation Therapy Services, Inc.

          -0-                         02/14/2005
          /CONTACT:  Dave Koeninger, Chief Financial Officer of Radiation Therapy Services, Inc., +1-239-931-7282, dkoeninger@rtsx.com; or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, or Greg Tiberend, +1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group/
          /Web site:  http://www.rtsx.com /